UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2006

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 9, 2006, NovaDel Pharma Inc., a Delaware corporation (the “Company”), issued a press release to announce that the Company would present at the Rodman & Renshaw 3rd Annual Health Care Conference on May 16, 2006, in Monte Carlo, Monaco. Dr. Jan Egberts, the Company’s Chairman of the Board, President and Chief Executive Officer, will present a corporate overview describing the Company, including an update on the Company’s product pipeline. A copy of the Corporate Presentation which is the basis of Dr. Egberts’ May 16, 2006 presentation is attached hereto as Exhibit 99.1 and the full text of the press release is attached hereto as Exhibit 99.2. The Corporate Presentation is available on the Company’s website at www.novadel.com.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

The Company is increasingly focusing on a neurology-oriented pipeline and has initiated clinical development on two additional neurology-oriented projects. The Company is updating its product timelines which will now be reported on a six -month basis rather than quarterly. Final approval from the Food and Drug Administration (the “FDA”) is expected by the end of the first half of calendar year 2006 for NitroMist™. If FDA approval is received, the Company anticipates a commercial launch for NitroMist™ during the second half of calendar year 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Corporate Presentation which is the basis of presentation at May 16, 2006 Rodman & Renshaw 3rd Annual Health Care Conference.
99.2	Press release dated May 9, 2006, titled “NovaDel Pharma Inc. to Present at Rodman & Renshaw 3rd Annual Health Care Conference.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer

Name:	Michael E. Spicer
Title:	Chief Financial Officer

Date: May 15, 2006